Rogers Corporation Reports Second Quarter 2021 Results

Strong Growth In EV And Other Strategic Markets Drives Continued Sales Improvement
Supply Chain Challenges Temper Margins And EPS

Chandler, Arizona, July 29, 2021: Rogers Corporation (NYSE:ROG) today announced financial results for the second quarter of 2021.

“Rogers achieved continued sales improvement in the second quarter driven by growth in EV/HEV, clean energy and other strategic markets,” stated Bruce D. Hoechner, Rogers' President and CEO. “Global supply chain challenges impacted our second quarter results more than anticipated and margins and earnings were below our prior guidance expectations. We are addressing these recent challenges as we continue to navigate this dynamic environment. We are executing on our market strategy and the outlook for Advanced Mobility remains robust, led by the accelerating transition to electric and hybrid electric vehicles. We continue to significantly increase our investments in new capacity and capabilities to capitalize on the growth opportunities across our market portfolio.”

Financial Overview

GAAP Results	Q2 2021	Q1 2021	Q2 2020
Net Sales ($M)	$234.9	$229.3	$191.2
Gross Margin	38.2%	39.0%	36.6%
Operating Margin	15.2%	16.2%	11.0%
Net Income ($M)	$28.7	$31.2	$14.5
Diluted Earnings Per Share	$1.52	$1.66	$0.78

Non-GAAP Results[1]	Q2 2021	Q1 2021	Q2 2020
Adjusted Operating Margin	17.4%	19.0%	15.4%
Adjusted Net Income ($M)	$32.5	$36.0	$21.1
Adjusted Earnings Per Diluted Share	$1.72	$1.92	$1.13
Adjusted EBITDA ($M)	$55.8	$59.8	$42.5
Adjusted EBITDA Margin	23.8%	26.1%	22.2%
Free Cash Flow ($M)	$11.9	$32.9	$39.3

Net Sales by Operating Segment (dollars in millions)	Q2 2021	Q1 2021	Q2 2020
Advanced Electronics Solutions (AES)[2]	$140.4	$131.9	$116.2
Elastomeric Material Solutions (EMS)	$89.3	$91.8	$71.6
Other	$5.1	$5.5	$3.4

1 - A reconciliation of GAAP to non-GAAP measures is provided in the schedules included below
2 - The AES business segment was formed in the first quarter of 2021 through the combination of the Advanced Connectivity Solutions (ACS) and Power Electronics Solutions (PES) businesses. Prior period consolidated financial statements have been reclassified to conform to the current year presentation.

Q2 2021 Summary of Results

Net sales of $234.9 million increased 2.5% versus the prior quarter from higher sales in the AES business unit. AES net sales increased primarily due to strong demand for EV/HEV applications and higher clean energy, defense and wireless infrastructure market sales, partially offset by a decline in sales for ADAS applications. Demand remained strong in the EMS business, but net sales decreased compared to the prior quarter primarily due to lower production levels from supply constraints and the previously announced disruption to the Company's manufacturing facility in South Korea. The lower production levels contributed to the decline in portable electronics market sales, and tempered growth in industrial market sales. EV/HEV sales declined slightly, compared to strong first quarter sales. Currency exchange rates unfavorably impacted total company net sales in the second quarter of 2021 by $0.8 million compared to prior quarter net sales.

Gross margin was 38.2%, compared to 39.0% in the prior quarter. The decrease in gross margin was primarily due to the impact of supply constraints, raw material price increases and unfavorable product mix, partially offset by higher volumes.

Selling, general and administrative (SG&A) expenses increased by $2.5 million from the prior quarter to $45.0 million. The increase in SG&A expense was due to higher performance based compensation costs and reinvestment initiatives.

GAAP operating margin of 15.2% decreased by 100 basis points from the prior quarter primarily due to lower gross margin and higher SG&A expenses, partially offset by lower restructuring charges. Adjusted operating margin of 17.4% decreased by 160 basis points versus the prior quarter.

GAAP earnings per diluted share were $1.52, compared to earnings per diluted share of $1.66 in the previous quarter. The decrease in GAAP earnings primarily resulted from lower operating income and other income, partially offset by lower tax expense. On an adjusted basis, earnings were $1.72 per diluted share compared to adjusted earnings of $1.92 per diluted share in the prior quarter.

Ending cash and cash equivalents were $203.9 million, an increase of $4.8 million versus the prior quarter. The Company generated free cash flow of approximately $11.9 million in the second quarter of 2021. Net cash provided by operating activities of $29.7 million was offset by $4.0 million of principal payments made on the remaining outstanding borrowings under the Company’s revolving credit facility and capital expenditures of $17.8 million.

Financial Outlook

Q3 2021
Net Sales ($M)	$235 to $245
Gross Margin	38.5% to 39.5%
Earnings Per Share	$1.50 to $1.65
Adjusted Earnings Per Share[1]	$1.70 to $1.85

2021
Effective Tax Rate	24% - 25%
Capital Expenditures ($M)	$70 to $80

1 - A reconciliation of GAAP to non-GAAP measures is provided in the schedules included below

About Rogers Corporation
Rogers Corporation (NYSE:ROG) is a global leader in engineered materials to power, protect and connect our world. Rogers delivers innovative solutions to help our customers solve their toughest material challenges. Rogers’ advanced electronic and elastomeric materials are used in applications for EV/HEV, automotive safety and radar systems, mobile devices, renewable energy, wireless infrastructure, energy-efficient motor drives, industrial equipment and more. Headquartered in Chandler, Arizona, Rogers operates manufacturing facilities in the United States, Asia and Europe, with sales offices worldwide.

Safe Harbor Statement
This release contains forward-looking statements, which concern our plans, objectives, outlook, goals, strategies, future events, future net sales or performance, capital expenditures, future restructuring, plans or intentions relating to expansions, business trends and other information that is not historical information. All forward-looking statements are based upon information available to us on the date of this release and are subject to risks, uncertainties and other factors, many of which are outside of our control, which could cause actual results to differ materially from those indicated by the forward-looking statements. Risks and uncertainties that could cause such results to differ include: the duration and impacts of the novel coronavirus global pandemic and efforts to contain its transmission and distribute vaccines, including the effect of these factors on our business, suppliers, customers, end users and economic conditions generally; failure to capitalize on, volatility within, or other adverse changes with respect to the Company's growth drivers, including advanced mobility and advanced connectivity, such as delays in adoption or implementation of new technologies; uncertain business, economic and political conditions in the United States (U.S.) and abroad, particularly in China, South Korea, Germany, Hungary and Belgium, where we maintain significant manufacturing, sales or administrative operations; the trade policy dynamics between the U.S. and China reflected in trade agreement negotiations and the imposition of tariffs and other trade restrictions, including trade restrictions on Huawei Technologies Co., Ltd. (Huawei); fluctuations in foreign currency exchange rates; our ability to develop innovative products and the extent to which our products are incorporated into end-user products and systems and the extent to which end-user products and systems incorporating our products achieve commercial success; the ability and willingness of our sole or limited source suppliers to deliver certain key raw materials, including commodities, to us in a timely and cost-effective manner; intense global competition affecting both our existing products and products currently under development; business interruptions due to catastrophes or other similar events, such as natural disasters, war, terrorism or public health crises; failure to realize, or delays in the realization of anticipated benefits of acquisitions and divestitures due to, among other things, the existence of unknown liabilities or difficulty integrating acquired businesses; our ability to attract and retain management and skilled technical personnel; our ability to protect our proprietary technology from infringement by third parties and/or allegations that our technology infringes third party rights; changes in effective tax rates or tax laws and regulations in the jurisdictions in which we operate; failure to comply with financial and restrictive covenants in our credit agreement or restrictions on our operational and financial flexibility due to such covenants; the outcome of ongoing and future litigation, including our asbestos-related product liability litigation; changes in environmental laws and regulations applicable to our business; and disruptions in, or breaches of, our information technology systems. For additional information about the risks, uncertainties and other factors that may affect our business, please see our most recent annual report on Form 10-K and any subsequent reports filed with the Securities and Exchange Commission, including quarterly reports on Form 10-Q. Rogers Corporation assumes no responsibility to update any forward-looking statements contained herein except as required by law.

Conference call and additional information

A conference call to discuss the results for the second quarter of 2021 will take place today, Thursday, July 29, 2021 at 5pm ET.

A live webcast of the event and the accompanying presentation can be accessed on the Rogers Corporation website at https://www.rogerscorp.com/investors.

An audio replay of the conference call will be available from July 29, 2021 at approximately 8 pm ET through August 5, 2021 at 11:59 pm ET, by dialing 1-888-203-1112 from the United States, and entering the replay passcode of 9771089.

Additionally, the archived webcast will be available on the Rogers website at approximately 8 pm ET on July 29, 2021.

Additional information
Please contact the Company directly via email or visit the Rogers website.

Investor contact:
Steve Haymore
Phone: 480-917-6026
Email: stephen.haymore@rogerscorporation.com

Website address: http://www.rogerscorp.com

(Financial statements follow)

Condensed Consolidated Statements of Operations (Unaudited)

	Three Months Ended		Six Months Ended
(DOLLARS AND SHARES IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020
Net sales	$234,906	$191,157	$464,171	$389,967
Cost of sales	145,073	121,188	284,839	254,368
Gross margin	89,833	69,969	179,332	135,599

Selling, general and administrative expenses	44,959	41,694	87,372	82,024
Research and development expenses	7,492	7,295	14,664	15,100
Restructuring and impairment charges	747	—	2,253	—
Other operating (income) expense, net	890	(112)	2,105	(92)
Operating income	35,745	21,092	72,938	38,567

Equity income in unconsolidated joint ventures	1,930	1,022	4,111	2,240
Pension settlement charges	—	(55)	—	(55)
Other income (expense), net	1,239	634	4,207	(152)
Interest expense, net	(404)	(1,779)	(1,011)	(2,986)
Income before income tax expense	38,510	20,914	80,245	37,614
Income tax expense	9,855	6,394	20,372	9,835
Net income	$28,655	$14,520	$59,873	$27,779

Basic earnings per share	$1.53	$0.78	$3.20	$1.49

Diluted earnings per share	$1.52	$0.78	$3.18	$1.49

Shares used in computing:
Basic earnings per share	18,729	18,676	18,721	18,673
Diluted earnings per share	18,846	18,681	18,810	18,686

Condensed Consolidated Statements of Financial Position (Unaudited)

(DOLLARS AND SHARES IN THOUSANDS, EXCEPT PAR VALUE)	June 30, 2021	December 31, 2020
Assets
Current assets
Cash and cash equivalents	$203,945	$191,785
Accounts receivable, less allowance for doubtful accounts of $1,319 and $1,682	157,471	134,421
Contract assets	30,285	26,575
Inventories	110,761	102,360
Prepaid income taxes	2,904	2,960
Asbestos-related insurance receivables, current portion	2,986	2,986
Other current assets	16,773	13,088
Total current assets	525,125	474,175
Property, plant and equipment, net of accumulated depreciation of $364 and $366	282,543	272,378
Investments in unconsolidated joint ventures	16,904	15,248
Deferred income taxes	25,986	28,667
Goodwill	267,192	270,172
Other intangible assets, net of amortization	111,404	118,026
Pension assets	5,694	5,278
Asbestos-related insurance receivables, non-current portion	63,807	63,807
Other long-term assets	14,821	16,254
Total assets	$1,313,476	$1,264,005
Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable	$53,471	$35,987
Accrued employee benefits and compensation	43,915	41,708
Accrued income taxes payable	5,177	8,558
Asbestos-related liabilities, current portion	3,615	3,615
Other accrued liabilities	20,844	21,641
Total current liabilities	127,022	111,509
Borrowings under revolving credit facility	—	25,000
Pension and other postretirement benefits liabilities	1,658	1,612
Asbestos-related liabilities, non-current portion	69,469	69,620
Non-current income tax	16,930	16,346
Deferred income taxes	9,537	8,375
Other long-term liabilities	12,198	10,788
Shareholders’ equity
Capital stock - $1 par value; 50,000 authorized shares; 18,722 and 18,677 shares issued and outstanding	18,722	18,677
Additional paid-in capital	154,330	147,961
Retained earnings	933,565	873,692
Accumulated other comprehensive loss	(29,955)	(19,575)
Total shareholders' equity	1,076,662	1,020,755
Total liabilities and shareholders' equity	$1,313,476	$1,264,005

Reconciliation of non-GAAP financial measures to the comparable GAAP measures

Non-GAAP financial measures:

This earnings release includes the following financial measures that are not presented in accordance with generally accepted accounting principles in the United States of America (“GAAP”):

(1) Adjusted operating margin, which the Company defines as operating margin excluding acquisition-related amortization of intangible assets and discrete items, such as acquisition and related integration costs, environmental accrual adjustments, gains or losses on the sale or disposal of property, plant and equipment, restructuring, severance, impairment and other related costs, UTIS fire charges, and the related income tax effect on these items (collectively, “discrete items”);

(2) Adjusted net income, which the Company defines as net income excluding amortization of acquisition intangible assets and discrete items;

(3) Adjusted earnings per diluted share, which the Company defines as earnings per diluted share excluding amortization of acquisition intangible assets, and discrete items divided by adjusted weighted average shares outstanding - diluted;

(4) Adjusted EBITDA, which the Company defines as net income excluding interest expense, net, income tax expense, depreciation and amortization, stock-based compensation expense, and discrete items;

(5) Adjusted EBITDA Margin, which the Company defines as the percentage that results from dividing Adjusted EBITDA by total net sales;

(6) Free cash flow, which the Company defines as net cash provided by operating activities less non-acquisition capital expenditures.

Management believes adjusted operating margin, adjusted net income, adjusted earnings per diluted share, adjusted EBITDA and adjusted EBITDA margin are useful to investors because they allow for comparison to the Company’s performance in prior periods without the effect of items that, by their nature, tend to obscure the Company’s core operating results due to potential variability across periods based on the timing, frequency and magnitude of such items. As a result, management believes that these measures enhance the ability of investors to analyze trends in the Company’s business and evaluate the Company’s performance relative to peer companies. Management also believes free cash flow is useful to investors as an additional way of viewing the Company's liquidity and provides a more complete understanding of factors and trends affecting the Company's cash flows. However, non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation from, or as alternatives to, financial measures prepared in accordance with GAAP. In addition, these non-GAAP financial measures may differ from, and should not be compared to, similarly named measures used by other companies. Reconciliations of the differences between these non-GAAP financial measures and their most directly comparable financial measures calculated in accordance with GAAP are set forth below.

Reconciliation of GAAP operating margin to adjusted operating margin*:

	2021		2020
Operating margin	Q2	Q1	Q2
GAAP operating margin	15.2%	16.2%	11.0%

Acquisition and related integration costs	—%	—%	0.2%
Environmental accrual adjustment	—%	—%	(0.1)%
Gain on sale or disposal of property, plant and equipment	(0.3)%	—%	—%
Restructuring, severance, impairment and other related costs	0.4%	0.8%	0.3%
UTIS fire charges	0.6%	0.6%	—%
Total discrete items	0.8%	1.4%	0.5%
Operating margin adjusted for discrete items	16.0%	17.6%	11.5%

Acquisition intangible amortization	1.3%	1.4%	3.9%

Adjusted operating margin	17.4%	19.0%	15.4%
*Percentages in table may not add due to rounding.

Reconciliation of GAAP net income to adjusted net income:

(amounts in millions)	2021		2020
Net income	Q2	Q1	Q2
GAAP net income	$28.7	$31.2	$14.5

Acquisition and related integration costs	$—	$—	$0.4
Environmental accrual adjustment	$—	$—	$(0.2)
Gain on sale or disposal of property, plant and equipment	$(0.6)	$(0.1)	$0.1
Restructuring, severance, impairment and other related costs	$1.0	$1.9	$0.6
Acquisition intangible amortization	$3.1	$3.1	$7.5
UTIS fire charges	$1.5	$1.3	$—
Income tax effect of non-GAAP adjustments and intangible amortization	$(1.2)	$(1.5)	$(1.9)
Adjusted net income	$32.5	$36.0	$21.1
*Values in table may not add due to rounding.

Reconciliation of GAAP earnings per diluted share to adjusted earnings per diluted share*:

	2021		2020
Earnings per diluted share	Q2	Q1	Q2
GAAP earnings per diluted share	$1.52	$1.66	$0.78

Acquisition and related integration costs	—	—	0.02
Environmental accrual adjustment	—	—	(0.01)
Gain on sale or disposal of property, plant and equipment	(0.02)	—	—
Restructuring, severance, impairment and other related costs	0.04	0.08	0.02
UTIS fire charges	0.06	0.05	—
Total discrete items	$0.08	$0.13	$0.04

Earnings per diluted share adjusted for discrete items	$1.60	$1.79	$0.82

Acquisition intangible amortization	$0.13	$0.13	$0.31

Adjusted earnings per diluted share	$1.72	$1.92	$1.13
*Values in table may not add due to rounding.

Reconciliation of GAAP net income to adjusted EBITDA*:

	2021		2020
(amounts in millions)	Q2	Q1	Q2
GAAP Net income	$28.7	$31.2	$14.5

Interest expense, net	0.4	0.6	1.8
Income tax expense	9.9	10.5	6.4
Depreciation	7.5	7.2	7.4
Amortization	3.1	3.1	7.6
Stock-based compensation expense	4.4	4.0	3.9
Acquisition and related integration costs	—	—	0.4
Environmental accrual adjustment	—	—	(0.2)
Gain on sale or disposal of property, plant and equipment	(0.6)	(0.1)	0.1
Restructuring, severance, impairment and other related costs	0.9	1.9	0.6
UTIS fire charges	1.5	1.3	—
Adjusted EBITDA	$55.8	$59.8	$42.5
*Values in table may not add due to rounding.

Calculation of adjusted EBITDA margin*:

	2021		2020
	Q2	Q1	Q2
Adjusted EBITDA (in millions)	$55.8	$59.8	$42.5
Divided by Total Net Sales (in millions)	234.9	229.3	191.2
Adjusted EBITDA Margin	23.8%	26.1%	22.2%
*Values in table may not add due to rounding.

Reconciliation of net cash provided by operating activities to free cash flow*:

	2021		2020
(amounts in millions)	Q2	Q1	Q2
Net cash provided by operating activities	$29.7	$36.5	$46.3
Non-acquisition capital expenditures	(17.8)	(3.6)	(7.0)
Free cash flow	$11.9	$32.9	$39.3
*Values in table may not add due to rounding.

Reconciliation of GAAP earnings per diluted share to adjusted earnings per diluted share guidance for the 2021 second quarter:

Guidance Q2 2021
GAAP earnings per diluted share	$1.58 - $1.73

Discrete items	$0.09

Acquisition intangible amortization	$0.13

Adjusted earnings per diluted share	$1.80 - $1.95

Reconciliation of GAAP earnings per diluted share to adjusted earnings per diluted share guidance for the third quarter of 2021:

Guidance Q3 2021
GAAP earnings per diluted share	$1.50 - $1.65

Discrete items	$0.07

Acquisition intangible amortization	$0.13

Adjusted earnings per diluted share	$1.70 - $1.85

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